CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of mPhase Technologies, Inc. of our report dated October 15, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of mPhase Technologies, Inc. for the year ended June 30, 2018.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Coconut Creek, FL

August 13, 2019